                                                                     EXHIBIT 5.1

                          [O'MELVENY & MYERS LLP LOGO]

                      610 NEWPORT CENTER DRIVE, 17TH FLOOR
CENTURY CITY             NEWPORT BEACH, CALIFORNIA 92660               HONG KONG
LOS ANGELES                 TELEPHONE (949) 760-9600                      LONDON
NEW YORK                    FACSIMILE (949) 823-6994                    SHANGHAI
SAN FRANCISCO                INTERNET: WWW.OMM.COM                         TOKYO
WASHINGTON, D.C.



March 22, 2000                                                   OUR FILE NUMBER
                                                                     611,017-003


NTN Communications, Inc.
The Campus
5966 La Place Court
Carlsbad, California 92008

         RE: $30,000,000 AGGREGATE OFFERING PRICE OF COMMON STOCK OF NTN COMMUNICATIONS, INC.
              ----------------------------------------------------

Ladies and Gentlemen:

         At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement"), filed by NTN Communications, Inc. (the "Company") with the Securities and Exchange Commission in connection with the registration of $30,000,000 aggregate offering price of shares of Common Stock, $.005 par value per share, of the Company (the "Common Stock"). We are familiar with the proceedings heretofore taken by the Company in connection with the authorization, registration, issuance and sale of the Common Stock.

         Subject to (1) the proposed additional proceedings being taken as now contemplated by us as your counsel prior to the issuance of the Common Stock;
(2) the effectiveness of the Registration Statement under the Securities Act of 1933, as amended; and (3) payment for and delivery of the shares of Common Stock and the countersigning of the certificate or certificates representing the shares of Common Stock by a duly authorized signatory of the registrar for the Common Stock of the Company, it is our opinion that the Common Stock will, upon the issuance and sale thereof in the manner specified in the Registration Statement, be validly issued, fully paid and non-assessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement.

                                      Respectfully submitted,

                                      /s/ O'MELVENY & MYERS LLP